Exhibit 10.4.3 (b)

                              EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is made this 29th day of September, 2003 (the "Agreement Date") between the following parties ("Parties"):

     (i)  BOK Financial Corporation, an Oklahoma corporation ("BOKF"); and,

     (ii) W. Jeffery Pickryl, an individual currently residing in Tulsa, Oklahoma (the "Executive").

     BOKF and Executive, in consideration of the promises and covenants set forth herein (the receipt and adequacy of which are hereby acknowledged) and intending to be legally bound hereby, agree as follows:

(1)  Purpose of This Agreement. The purpose of this Agreement is as follows:

     (a) BOKF is a multi-bank holding company, subject to regulation by the Board of Governors of the Federal Reserve System. The subsidiary banks of BOKF include Bank of Oklahoma, National Association ("BOk"), Bank of Texas, National Association ("BoT"), Bank of Albuquerque, National Association (BoA"), and Colorado State Bank and Trust, National Association ("CSBT").

     (b) The Executive is currently employed by Bank of Oklahoma, National Association as Executive Vice-President, Commercial Banking.

     (c) BOKF desires to employ Executive and Executive desires to accept employment by BOKF as Senior Executive Vice-President of BOKF.

     (d) The purpose of this Agreement is to set forth the terms and conditions on which BOKF shall employ the Executive.

(2) Employment. BOKF hereby employs the Executive, and the Executive hereby accepts employment with BOKF, on the following terms and conditions:

     (a) Executive shall serve as Senior Executive-Vice President of BOKF. Executive shall be responsible for the operations of BoT, BoA, and CSBT.

     (b) Executive shall devote all time and attention reasonably necessary to the affairs of the BOKF and shall serve BOKF diligently, loyally, and to the best of his ability.

     (c) Executive shall serve in such other or additional positions as an officer and/or director of the BOKF and any of its affiliates as the Chief Executive Officer of BOKF may reasonably request; provided, however,

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          Executive's   residence   and  place  of  work   shall  be  in  Dallas
          Metropolitan area.

     (d) Notwithstanding anything herein to the contrary, Executive shall not be precluded from engaging in any charitable, civic, political or community activity or membership in any professional organization.

(3) Compensation. As the sole, full and complete compensation to the Executive for the performance of all duties of Executive under this Agreement and for all services rendered by Executive to the BOKF and/or to any affiliate of the BOKF:

     (a) BOKF shall pay the Executive an annual salary (the "Annual Salary") during the Term (as hereafter defined). Initially, the Annual Salary shall be at the rate of $325,000 per year.

          (i) The Annual Salary shall be payable in installments in arrears, less usual and customary payroll deductions for FICA, federal and state withholding, and the like, at the times and in the manner in effect in accordance with the usual and customary payroll policies generally in effect from time to time at BOKF.

          (ii) The Annual Salary shall not be decreased at any time during the Term (as hereafter defined) of this Agreement.

          (iii)The Annual Salary may be increased annually in accordance with BOKF's compensation review practices in effect from time to time for senior executives.

     (b) BOKF shall pay and provide to Executive pension, thrift, medical insurance, disability insurance plan benefits, and other fringe benefits, on the same terms and conditions generally in effect for senior executive employees of the BOKF and its affiliates (the "Additional Benefits").

     (c) BOKF may, from time to time in BOKF's sole discretion consistent with the practices generally in effect for senior executive employees of the BOKF and its affiliates, pay or provide, or agree to pay or provide, Executive a bonus, stock option, or other incentive or performance based compensation.

          (i) All such bonus, stock option or other incentive or performance based compensation, regardless of its nature (hereinafter called "Performance Compensation") shall not constitute Annual Salary.

          (ii) BOKF shall consider Executive for the award of bonus and other incentive compensation on the same terms and conditions as offered generally to the senior executive officers of the BOKF; provided, however:

               (A) BOKF shall pay Executive a minimum bonus of $150,000 for year 2004, payable on or before March 15, 2005;

               (B) BOKF shall provide an annual incentive award (as a percent of Annual Salary) to Executive pursuant to BOKF's Executive Incentive Compensation Plan as in effect from time to time which award shall have a 50% target award and maximum of 100% performance award, subject to approval by the BOKF Independent Compensation Committee; and,

               (C) BOKF shall provide a long-term incentive award (as a percent of Annual Salary) to Executive pursuant to BOKF's Executive Incentive Compensation Plan as in effect from time to time which award shall have a 100% target award and maximum of 150% performance award, subject to approval by the BOKF Independent Compensation Committee in years 2005 and following.

     (d) BOKF shall reimburse Executive for reasonable and necessary entertainment, travel and other expenses in accordance with BOKF's standard policies in general effect for senior executives of BOKF and its affiliates.

     (e) BOKF shall consider Executive for the award of options to acquire shares of BOKF Common Stock in respect of the BOKF stock option plan at the time and on the same terms and conditions as offered generally to the senior executive officers of BOKF and its affiliates. and, at the election of Executive, BOKF shall issue to Executive, in lieu of all or any part of the Options which would otherwise be awarded, BOKF restricted shares (on the terms and conditions set forth in the BOKF Executive Incentive Compensation Plan, "Restricted Shares").

     (f) The Executive shall be allowed vacation, holidays, and other employee benefits not described above in accordance with BOKF's standard policy in general effect for senior executive employees of BOKF and its affiliates.

     (g) BOKF shall permit Executive to participate in a deferred compensation plan on the terms and conditions substantially the same as those established from time to time for the Chief Executive Officer of BOKF.

     (h) BOKF shall compensate and reimburse Executive for relocating from his existing residence in Tulsa to the Dallas Metropolitan Area, as follows:

          (i)  BOKF shall pay  Executive  $100,000  (grossed up for income taxes
               (1)) as a relocation bonus, payable with two weeks following the commencement of the Term;

          (ii) BOKF shall purchase Executive's primary residence in Tulsa, Oklahoma on the following terms and conditions:

               (A)  BOKF shall  engage two real  estate  appraisers  approved by
                    Executive (provided such approval is not unreasonable withheld, delayed or denied) to provide two separate appraisals.

               (B) BOKF shall pay Executive the average of the two appraisals but not less than the price paid by Executive for such residence, less the payoff amount of any purchase money mortgage on the residence.

               (C) Executive shall convey the residence to BOKF, free and clear of all liens, claims, and encumbrances (except any purchase money mortgage on the resident), by general warranty deed.

               (D) Usual and customary pro-rations shall be settled between Executive and BOKF in connection with such purchase.

               (E) The effective date of the purchase shall be the date on which Executive's family vacates the Relocation Date (as hereafter defined).

(1) The gross-up shall be calculated at the highest incremental rate actually experienced by Executive. For example, if taxed in Oklahoma, the rate would be as follows: assuming the highest tax bracket for federal, the Okla. state rate less the federal benefit, medicare, and assuming the FICA limit has already been met, the composite rate would be 41% broken down as follows: 35% Federal 4.55% State (after federal deduction) 1.45% Medicare or a total 41%.

          (iii)BOKF shall reimburse Executive, against reasonable documentation thereof, for usual and customary closing costs incurred in connection with the purchase of a new primary residence in the Dallas Metropolitan Area, grossed up for income taxes as provided in footnote 1.

          (iv) BOKF shall provide the services of a nationally recognized mover to pack and move Executive's household goods to the Dallas Metropolitan Area.

          (v) BOKF shall reimburse Executive, against reasonable documentation thereof, for the reasonable costs during the Relocation Period of travel to Dallas, Texas by Executive's family for the purpose of house hunting.

     (i) BOKF shall reimburse Executive for the purchase of a country club membership at a club in the Dallas Metropolitan Area, not exceeding $75,000, mutually acceptable to BOKF and Executive. The reimbursement shall be grossed up for income taxes as provided in footnote 1.

     (j) Executive hereby agrees to accept the foregoing compensation as the sole, full and complete compensation to Executive for the performance of all duties of Executive under this Agreement and for all services rendered by Executive to the BOKF or any affiliate of the BOKF.

(4) Term of Employment. The provisions of this Agreement shall apply to the employment of Executive ("Employment") for the term (the "Term") commencing on October 15, 2003 (the "Commencement") and ending on the third anniversary of the Commencement provided that, unless one of the Party's given written notice of termination ninety days prior to the expiration of the Term (including any renewal of the Term), this Agreement shall automatically renew for one year. Executive shall report for work in Dallas, Texas full-time on the Commencement.

(5) Termination of Employment. Notwithstanding the provisions of paragraph 4 of this Agreement, the Employment may be terminated on the following terms and conditions:

     (a) Termination by BOKF Without Cause. In the event BOKF terminates Employment of Executive without cause:

          (i)  BOKF shall forthwith upon the effective date of such  termination
               (A) pay to Executive BOKF's standard severance pay and in addition thereto (x) an amount equal to three times Executive's then Annual Salary if the effective date of such termination is prior to the first anniversary date of Commencement, (y) an amount equal

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               to two times Executive's then Annual Salary if the effective date of such termination is on or after the first anniversary of Commencement and prior to the second anniversary of Commencement, or (z) an amount equal to Executive's then Annual Salary if the effective date of such termination is on or after the second anniversary of the Commencement, (B) the Executive shall, for the remaining portion of the Term, be entitled to receive any benefits, insured or otherwise, that Executive would otherwise be able to receive under any Benefit Plan of the BOKF of which Executive is a beneficiary in accordance with paragraph 3(b), (C) Executive shall be entitled to receive pay for vacation in accordance with BOKF's then existing policy for terminating senior executive employees, and (D) Executive shall be entitled to receive those amounts due Executive pursuant to paragraph 7(b) and shall be bound by the Non-Participation Agreement and the Non-Solicitation Agreement (as hereafter defined).

          (ii) If, on or before the third anniversary of this Agreement, Executive is terminated by BOKF for any reason other than for cause following a Change of Control (as hereafter defined), BOKF shall pay Executive upon such termination in one lump sum payment an amount equal to the greater of (A) two times Executive's Annual Salary at the time of termination or (B) the Annual Salary which Executive would receive after such termination during the period commencing with the termination and ending on the third anniversary of this Agreement. As used herein, a Change Control shall be deemed to have occurred if, and only if:

               (A) George B. Kaiser, affiliates of George B. Kaiser, and/or members of the family of George B. Kaiser collectively cease to own more shares of the voting capital stock of BOKF than any other shareholder (or group of shareholders acting in concert to control BOKF to the exclusion of George B. Kaiser, affiliates of George B. Kaiser, or members of the family of George B. Kaiser); or,

               (B) BOKF shall cease to own directly and indirectly more than 50% of the voting capital stock of the BOk.

     (b) Termination by BOKF for Cause. BOKF may terminate the Employment for cause on the following terms and conditions:

          (i) BOKF shall be deemed to have cause to terminate Executive's Employment only in one or more of the following events:

               (A) The Executive shall fail to substantially perform his obligations under this Agreement except as a result of Executive's incapacity due to physical or mental illness after having first received notice of such failure and thirty days within which to correct the failure;

               (B) The Executive commits any act which is intended by Executive to injure BOKF or any of its affiliates;

               (C) The Executive is convicted of any criminal act or act involving moral turpitude which the BOKF reasonably deems adversely affects the suitability of Executive to serve BOKF or any of its affiliates;

               (D) The Executive commits any dishonest or fraudulent act which the BOKF reasonably deems material to the BOKF, including the reputation of the BOKF or any of its affiliates; or,

               (E) Any refusal by Executive to obey orders or instructions of the Chief Executive Officer of the BOKF unless such instructions would require Executive to commit an illegal act, could subject Executive to personal liability, would require Executive to violate the terms of this Agreement, are inconsistent with recognized ethical standards, or would otherwise be inconsistent with the duties of an officer of a national bank or a bank holding company.

          (ii) BOKF shall be deemed to have cause to terminate Executive's Employment only when a majority of the members of the Board of Directors of the BOKF finds that, in the good faith opinion of such majority, the Executive committed one or more of the acts set forth in clauses (A) through (E) of the preceding subparagraph, such finding to have been made after at least twenty (20) business days' notice to the Executive and an opportunity for the

               Executive, together with his counsel, to be heard before such majority. The determination of such majority, made as set forth above, shall be binding upon the BOKF and the Executive;

          (iii)The effective date of a termination for cause shall be the date of the action of such majority finding the termination was with cause. In the event the BOKF terminates Executive's Employment for cause, (A) BOKF shall pay Executive the Executive's then Annual Salary through, but not beyond, the effective date of the termination and (B) the Executive shall receive those Additional Benefits accrued through but not beyond the effective date of such termination which are thereafter payable under the terms and provisions of benefit plans then in effect in accordance with paragraph 3(b) above, (C) BOKF shall pay the Executive for vacation in accordance with BOKF's then existing policy for senior executive employees, and (D) Executive shall be bound by the provisions of the Non-Solicitation Agreement.

(6)  Provisions  Respecting  Illness and Death. In the event Executive is unable to perform his duties under this Agreement on a full-time basis for a period of six (6) consecutive months by reason of illness or other physical or mental disability, and at or before the end of such period, Executive does not return to work on a full-time basis, BOKF may terminate Executive's Employment without further or additional compensation being due the Executive from BOKF except Annual Salary accrued through the date of termination, Additional Benefits accrued through the date of such termination under benefit plans then in effect in accordance with paragraph 3(b) above, and vacation in accordance with BOKF's then existing policy for senior executive employees, and the provisions of paragraph 7 shall apply. Without limiting the generality of Paragraph 3(f), Executive shall upon such termination receive those benefits provided in the BOKF long term disability policy then in effect. In the event of the death of the Executive, the Employment of the Executive shall automatically terminate as of the date of death without further or additional compensation being due the Executive, except BOKF shall pay to the estate of the Executive the Annual Salary accrued through the date of termination and the Additional Benefits accrued through the date of such termination under benefit plans then in effect in accordance with paragraph 3(b) above.

(7) Agreement Not to Compete and Agreement Not to Solicit. Executive hereby agrees as follows:

     (a) Executive hereby agrees (the "Non-Competition Agreement") that, for a period of two (2) years after the termination of Executive's employment by BOKF for cause, and for a period of one (1) year following termination of

          Employment for any reason other than cause (including the expiration of the Term), Executive shall not directly or indirectly (whether as an officer, director, employee, partner, stockholder, creditor or agent, or representative of other persons or entities) engage in the banking business or in any business in which the BOKF or any affiliate of the BOKF has, as of the date of such termination engaged (the "banking business" or "banking services"), in Dallas County, Texas, Harris County Texas, Tarrant County, Texas, or any county in which BoT, BoA, or CSBT maintains a banking office, or in any counties contiguous to any of such counties (the "Trade Area"), provided that the foregoing shall not apply to ownership by Executive of up to ten percent (10%) of the common stock of a corporation traded on the facilities of a national securities exchange engaged in the banking business of which Executive is not a director, officer, employee, agent or representative.

     (b) Executive agrees (the "Non-Solicitation Agreement") that,for a period of two (2) years following any termination of the Employment for cause, and for a period of one (1) year following any termination of the Employment for any reason other than cause (including expiration of the Term), Executive shall not directly or indirectly (whether as an officer, director, employee, partner, stockholder, creditor or agent, or representative of other persons or entities) contact or solicit, in any manner indirectly or directly, individuals or entities who were at anytime during the original or any extended Term clients of BOKF or any of its affiliates for the purpose of providing banking, trust, investment, or other banking services provided by BOKF or any of its affiliates during the Term or contact or solicit employees of BOKF or any affiliates of BOKF to seek employment with any person or entity except BOKF and its affiliates. This Non-Solicitation Agreement shall not apply to ownership by Executive of up to ten percent (10%) of the common stock of a corporation traded on the facilities of a national securities exchange engaged in the banking business of which Executive is not a director, officer, employee, agent or representative.

     (c) BOKF shall promptly following the executive of this Agreement pay Executive $10,000 as additional consideration for the Non-Competition Agreement which Executive agrees is, with the payment hereafter described, full and fair consideration for such agreement. BOKF shall pay Executive, in addition to any other amounts which may be due Executive, during each year in which the Non-Competition Agreement is in effect, $12,000 payable in installments in arrears, less usual and customary payroll deductions for FICA, federal and state withholding, and the like, at the times and in the manner in effect in accordance with the usual and customary payroll policies generally in effect from time to time at BOKF.

     (d)  Executive   agrees  that  the   Non-Competition   Agreement   and  the
          Non-Solicitation Agreement and all the restrictions set forth therein are fair and reasonable.

     (e) Executive agrees that (i) any remedy at law for any breach of the Non-Competition Agreement and/or Non-Solicitation Agreement would be inadequate, (ii) in the event of any breach of the Non-Competition Agreement and/or Non-Solicitation Agreement, the Non-Competition Agreement and Non-Solicitation Agreement, as the case may be, shall constitute incontrovertible evidence of irreparable injury to BOKF, and (iii) BOKF shall be entitled to both immediate and permanent injunctive relief without the necessity of establishing or posting any bond therefor to preclude any such breach (in addition to any remedies of law which BOKF may be entitled).

(8)  Confidential Information.

     (a) Executive acknowledges that, during the Term and prior to the Term, Executive has had and will have access to Confidential Information, all of which shall be made accessible to Executive only in strict confidence; that unauthorized disclosure of Confidential Information will damage the BOKF's business; that Confidential Information would be susceptible to immediate competitive application by a competitor of the BOKF; that BOKF's business is substantially dependent on access to and the continuing secrecy of Confidential Information; that Confidential Information is unique to the BOKF and known only to Executive and certain key employees and contractors of BOKF; that the BOKF shall at all times retain ownership and control of all Confidential Information; and that the restrictions contained in this paragraph are reasonable and necessary for the protection of the BOKF's business.

     (b) All documents or other records containing or reflecting Confidential Information ("Confidential Documents") prepared by or to which Executive has access are and shall remain the property of the BOKF. Executive shall not copy or use any Confidential Document for any purpose not relating directly to Executive's work on the BOKF's behalf, or use, disclose or sell any Confidential Document to any party other than the BOKF and its employees. Upon the termination of this Agreement or upon the BOKF's request before or after such termination, Executive shall immediately deliver to the BOKF or its designee (and shall not keep in Executive's possession or deliver to anyone else) all Confidential Documents and all other property belonging to the BOKF. This paragraph shall not bar Employee from complying with any subpoena or court order, provided that Executive shall at the earliest practicable date provide a copy of the subpoena or court order to the BOKF's Chief Executive Officer.

     (c) During the Term and for a period of four (4) years thereafter, regardless of the reason for termination of Executive's employment,
          (i) Executive shall not disclose any Confidential Information to any third party and (ii)

          Executive shall use  Confidential  Information only in connection with
          and  in  furtherance  of  Executive's   work  for  the  BOKF  and  its
          affiliates.

     (d) As used herein, Confidential Information means all nonpublic information concerning or arising from the BOKF's business, including particularly but not by way of limitation trade secrets used, developed or acquired by the BOKF in connection with its business; information concerning the manner and details of the BOKF's operations, organization and management; financial information and/or documents and nonpublic policies, procedures and other printed or written material generated or used in connection with the BOKF's business; the BOKF's business plans and strategies; electronic files or documents prepared by BOKF or Executive containing the identities of the BOKF's customers (including their addresses and telephone numbers), the nature and amounts of their assets and liabilities, and the specific individual customer needs being addressed by the BOKF; the nature of fees and charges assessed by the BOKF; nonpublic forms, contracts and other documents used in the BOKF's business; the nature and content of any proprietary computer software used in the BOKF's business, whether owned by the BOKF or used by the BOKF under license from a third party; and all other nonpublic information concerning the BOKF's concepts, prospects, customers, employees, contractors, earnings, products, services, equipment, systems, and/or prospective and executed contracts and other business arrangements. Confidential Information shall not include (i) general skills and general knowledge of the industry obtained by reason of Executive's association with the BOKF; (ii) information that is or becomes public knowledge through no fault or action of Executive; (iii) any information received from an independent third party who is under no duty of confidentiality with respect to the information; or (iv) any information that, on advice of counsel, Executive is required to disclose by law or regulation.

(9) Surrender of Records and Property. Upon termination of Executive's employment with BOKF for whatever reason, Executive shall deliver promptly to the BOKF all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof that relate in any way to the business, products, practices or techniques of the BOKF or any of its affiliates, and all other information of the BOKF or any of its affiliates, including, but not limited to, all documents that in whole or in part contain any information which is defined in this Agreement as Confidential Information and which is in the possession or under the control of Executive.

(10) Miscellaneous Provisions. The following miscellaneous provisions shall apply to this Agreement:

     (a) All notices or advices required or permitted to be given by or pursuant to this Agreement, shall be given in writing. All such notices and advices shall be (i) delivered personally, (ii) delivered by facsimile or delivered by U.S. Registered or Certified Mail, Return Receipt Requested mail, or (iii) delivered for overnight delivery by a nationally recognized overnight courier service. Such notices and advices shall be deemed to have been given (i) the first business day following the date of delivery if delivered personally or by facsimile, (ii) on the third business day following the date of mailing if mailed by U.S. Registered or Certified Mail, Return Receipt Requested, or (iii) on the date of receipt if delivered for overnight delivery by a nationally recognized overnight courier service. All such notices and advices and all other communications related to this Agreement shall be given as follows:

                  If to BOKF:
                                            BOKF Financial Corporation
                                            Att: Stanley A. Lybarger
                                            Bank of Oklahoma Tower
                                            P.O. Box 2300
                                            Tulsa, Oklahoma 74192
                                            Telephone No.: (918) 588-6888
                                            Telecopy No.: (918) 382-5435
                                            slybarger@BOKF.com

                  With a Copy to:           Frederic Dorwart
                                            Old City Hall
                                            124 East Fourth Street
                                            Tulsa, OK 74103-5010
                                            Telephone No.: (918) 583-9945
                                            Telecopy No.: (918) 583-8251
                                            FDorwart@FDLaw.com

                  If to Executive:          W. Jeffery Pickryl
                                            ___________________________
                                            ___________________________
                                            Telephone No.: ______________
                                            Telecopy No.: _______________
                                            -------------------------

                           or to such other address as the party may have furnished to the other parties in accordance herewith, except that notice of change of addresses shall be effective only upon receipt.

     (b) This Agreement is made and executed in Tulsa, Oklahoma for the performance of obligations in the State of Texas and all actions or proceedings with respect to, arising directly or indirectly in connection with, out of, related to or from this Agreement, shall be litigated in courts having situs in Dallas, Texas.

     (c) This Agreement shall be subject to, and interpreted by and in accordance with, the laws of the State of Texas.

     (d) This Agreement is the entire Agreement of the parties respecting the subject matter hereof. There are no other agreements, representations or warranties, whether oral or written, respecting the subject matter hereof, except as stated in this Agreement.

     (e) This Agreement, and all the provisions of this Agreement, shall be deemed drafted by all of the parties hereto.

     (f) This Agreement shall not be interpreted strictly for or against any party, but solely in accordance with the fair meaning of the provisions hereof to effectuate the purposes and interest of this Agreement.

     (g) Each party hereto has entered into this Agreement based solely upon the agreements, representations and warranties expressly set forth herein and upon her or his own knowledge and investigation. Neither party has relied upon any representation or warranty of any other party hereto except any such representations or warranties as are expressly set forth herein.

     (h) Each of the persons signing below on behalf of a party hereto represents and warrants that he or she has full requisite power and authority to execute and deliver this Agreement on behalf of the parties for whom he or she is signing and to bind such party to the terms and conditions of this Agreement.

     (i) This Agreement may be executed in counterparts, each of which shall be deemed an original. This Agreement shall become effective only when all of the parties hereto shall have executed the original or counterpart hereof. This Agreement may be executed and delivered by a facsimile transmission of a counterpart signature page hereof.

     (j) In any action brought by a party hereto to enforce the obligations of any other party hereto, the prevailing party shall be entitled to collect from the opposing party to such action such party's reasonable litigation costs and attorneys fees and expenses (including court costs, reasonable fees of accountants and experts, and other expenses incidental to the litigation).

     (k) This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, administrators, successors and assigns.

     (l) This is not a third party beneficiary contract, except BOKF (including each affiliate thereof) shall be a third party beneficiary of this Agreement.

     (m)  This Agreement may be amended or modified only in a writing, as agreed
          to  by  the  parties  hereto,   which  specifically   references  this
          Agreement.

     (n) A party to this Agreement may decide or fail to require full or timely performance of any obligation arising under this Agreement. The decision or failure of a party hereto to require full or timely performance of any obligation arising under this Agreement (whether on a single occasion or on multiple occasions) shall not be deemed a waiver of any such obligation. No such decisions or failures shall give rise to any claim of estoppel, laches, course of dealing, amendment of this Agreement by course of dealing, or other defense of any nature to any obligation arising hereunder.

     (o) In the event any provision of this Agreement, or the application of such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, or unenforceable to any extent for any reason, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, or unenforceable, shall not be affected and shall continue to be enforceable to the fullest extent permitted by law.

Dated as of the Agreement Date.



                                BOK FINANCIAL CORPORATION

                                        /s/ Stanley A. Lybarger
                                By____________________________________



                                        /s/ W. Jeffrey Pickryl
                                ------------------------------------
                                Executive's Signature